Exhibit 99.1

February 21, 2018

GCI Liberty Receives Notice of Acceptance of Amended and Restated Articles of Incorporation

ENGLEWOOD, Colo. & ANCHORAGE, Alaska—(BUSINESS WIRE)—Liberty Interactive Corporation (“LIC”) (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) and GCI Liberty, Inc. (“GCI Liberty”)  (Nasdaq: GNCMA) today announced that on February 20, 2018 GCI Liberty received notice from the Commissioner of the Department of Commerce, Community and Economic Development of the State of Alaska that its amended and restated articles of incorporation were accepted for filing.

As a result, among other things, the name of the company changed from “General Communication, Inc.” to “GCI Liberty, Inc.”, and the reclassification of each share of GCI Liberty’s former Class A common stock and Class B common stock into one share of its Class A-1 common stock and Class B-1 common stock, respectively, became effective, each as more fully described in the joint proxy statement/prospectus relating to the the proposed transactions between GCI Liberty and LIC.

GCI Liberty expects that the Class A-1 Common Stock will begin trading on February 22, 2018 on the Nasdaq Global Select Market under the symbol “GNCMA”, and the Class B-1 Common Stock will begin quotation on The OTC Markets on February 22, 2018 under the symbol “GNCMB”.

GCI Liberty and LIC continue to expect that the closing of the proposed transactions will occur in the first quarter of 2018.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the proposed transactions between LIC and GCI Liberty and the trading and quotation of GCI Liberty’s common stock. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this press release, and each of LIC and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LIC’s or GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of LIC and GCI Liberty, including their most recent Forms 10-K and 10-Q, for additional information about LIC, GCI Liberty and about the risks and uncertainties related to LIC’s and GCI Liberty’s respective businesses which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of  GCI Liberty or any of LIC’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI Liberty’s effective registration statement. LIC stockholders, GCI Liberty shareholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420. GCI Liberty investors can access additional information at ir.gci.com.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation’s subsidiaries, QVC, Inc., HSN, Inc. and zulily, llc, and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its subsidiary Evite and interests in Liberty Broadband Corporation, FTD, Lending Tree, ILG and Charter Communications.

About GCI Liberty, Inc.

GCI Liberty is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI Liberty has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI Liberty at www.gci.com.

Contacts

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420
or
GCI Liberty, Inc.
Heather Handyside, 907-301-3481

Source:  Liberty Interactive Corporation